Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of SearchMedia Holdings Limited (the “Company”) on Form F-3 (Registration No. 333-176634) and Form S-8 (Registration No. 333-177025) of our report dated October 29, 2010 with respect to our audit of the consolidated financial statements of the Company as of December 31, 2009 and for the year then ended, which report is included in this Annual Report on Form 20-F of the Company for the year ended December 31, 2011. We resigned as auditors on April 22, 2011 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Registration Statements for the periods after the date of our resignation. We also consent to the reference to our firm under the heading “Statement by Experts” in the Registration Statement on Form F-3.

/s/ Bernstein & Pinchuk LLP

Bernstein & Pinchuk LLP

New York, New York

May 15, 2012